SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2007
STATE NATIONAL BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51548 (Commission File Number)	75-2641879 (IRS Employer Identification Number)
4500 Mercantile Plaza Drive, Suite 300
Fort Worth, Texas 76137
(Address of Principal Executive Offices) (Zip Code)
(817) 547-1150
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address,
If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 3, 2007, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), between State National Bancshares, Inc. (“SNBI”) and Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), SNBI and BBVA completed the merger (the “Merger”) in which Newco Aspen, Inc., a wholly-owned subsidiary of BBVA, merged with and into SNBI, with SNBI as the surviving corporation. As a result of the Merger, SNBI became a wholly-owned subsidiary of BBVA.
     Pursuant to the Merger Agreement, each share of SNBI common stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive $38.50 in cash, without interest, and each option to acquire a share of SNBI common stock was cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the mean between the highest and lowest selling price quoted on the Nasdaq National Market for a share of SNBI common stock on the last trading day prior to the effective time of the Merger over the exercise price per share of each such option, without interest. BBVA will pay approximately $483.7 million in cash to SNBI shareholders and holders of options to acquire shares of SNBI common stock.
     This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger, SNBI notified the Nasdaq National Market on January 3, 2007 that the Merger has been completed. The Nasdaq National Market will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to SNBI’s common stock.
Item 3.03 Material Modification to Rights of Security Holders.
     In connection with the Merger, each share of common stock of SNBI was converted into the right to receive $38.50 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.
Item 5.01 Changes in Control of Registrant.
     As a result of the Merger, SNBI became a wholly-owned subsidiary of BBVA. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) In connection with the Merger, each of Mark G. Merlo and Ben Stribling voluntarily resigned from SNBI’s board of directors on January 3, 2007.
(d) SNBI has expanded its board of directors to 13 directors, and BBVA, SNBI’s sole shareholder, has elected the following individuals to SNBI’s board of directors: José María García Meyer-Döhner, Raúl Santoro, Joaquín Gortari Diez and Peter William Paulsen.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 3, 2006, SNBI’s sole shareholder, BBVA, amended SNBI’s Bylaws. The amendment provides that BBVA shall be entitled to appoint one or more Directors as BBVA Designees. Also, in order for the Board of Directors to decide any matter brought before the Board, it must be approved by a majority of those Directors present at the meeting and the majority must include at least two BBVA Designees, unless BBVA provides that a lesser number of BBVA Designees is sufficient. The Amended and Restated Bylaws are attached as Exhibit 3.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 12, 2006, by and between Banco Bilbao Vizcaya Argentaria, S.A. and State National Bancshares, Inc. (incorporated by reference from SNBI’s Current Report on Form 8-K filed on June 16, 2006).

3.1	Amended and Restated Bylaws of State National Bancshares, Inc.

99.1	Press release, dated January 3, 2007, announcing completion of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL BANCSHARES, INC.

Date: January 3, 2007
/s/ Don E. Cosby

	Name:	Don E. Cosby
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 12, 2006, by and between Banco Bilbao Vizcaya Argentaria, S.A. and State National Bancshares, Inc. (incorporated by reference from SNBI’s Current Report on Form 8-K filed on June 16, 2006).

3.1	Amended and Restated Bylaws of State National Bancshares, Inc.

99.1	Press release, dated January 3, 2007, announcing completion of the Merger.